UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2011

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d) On December 9, 2011, the Board of Directors of StoneMor GP LLC, the general partner of StoneMor Partners L.P. (the “Company”), approved the transfer of the listing of common units representing limited partner interests (“Common Units”) from The NASDAQ Stock Market LLC (“NASDAQ”) to the New York Stock Exchange (“NYSE”). Common Units were authorized for listing on the NYSE and are scheduled to begin trading on the NYSE under the current symbol “STON” on December 23, 2011. The Company’s Common Units will continue to be listed on the NASDAQ until the transfer to the NYSE is completed.

On December 12, 2011, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the pending transfer of the listing of its Common Units from the NASDAQ to the NYSE.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by StoneMor Partners L.P. on December 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: December 12, 2011

E-1

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by StoneMor Partners L.P. on December 12, 2011.

E-2